EXHIBIT 23
                                               ----------




                   CONSENT OF INDEPENDENT AUDITOR


  We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-58220, Form S-3 No. 33-56915, Form S-8 No. 33-57687, Form S-8 No. 33-68852, and
  Form S-8 No. 33-57695) of Atmos Energy Corporation and in the related Prospectuses of our report dated November 8, 1995, with respect to the consolidated financial statements of Atmos Energy Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 1995.





                                          ERNST & YOUNG LLP

  Dallas, Texas
  December 14, 1995